UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 23, 2025 (September 22, 2025)

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LUCKY STRIKE ENTERTAINMENT CORPORATION

(Exact name of registrant as specified in its charter)

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Delaware	001-40142	98-1632024
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

7313 Bell Creek Road Mechanicsville, Virginia 23111
(Address of principal executive offices and zip code)

(804) 417-2000
(Registrant's telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	LUCK	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Agreement.

Secured Notes Offering

On September 22, 2025, Kingpin Holdings Intermediate LLC (the “Issuer”), a subsidiary of Lucky Strike Entertainment Corporation (the “Company”), completed the previously announced offering of $500.0 million aggregate principal amount of 7.250% senior secured notes due 2032 (the “Notes”).

The Notes were offered in the United States and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons pursuant to Regulation S under the Securities Act.

The net proceeds from the Notes offering, together with the proceeds from the New Term Loan Facility (as defined below), were used to repay in full all outstanding borrowings under the Issuer’s Existing Credit Agreement (as defined below), which included $1.28 billion outstanding under an existing first lien term loan, $230.0 million outstanding under a 364-day bridge loan and all outstanding borrowings under an existing revolving credit facility.

The Notes were issued pursuant to the indenture, dated as of September 22, 2025 (the “Indenture”), by and among the Issuer, the guarantors named therein (including the Company) and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent. The Notes bear interest at the rate of 7.250% per annum and will mature on October 15, 2032. Interest on the Notes will be payable semi-annually in arrears on April 15 and October 15 of each year, beginning on April 15, 2026.

The Notes are initially jointly and severally guaranteed on a senior secured basis by the Company and each of the Issuer’s subsidiaries that is a guarantor under the Amended Credit Agreement (as defined below) (the “Note Guarantors” and each, a “Note Guarantor”). The Notes and the guarantees are the Issuer’s and the Note Guarantors’ senior secured obligations, and are secured, subject to permitted liens and certain other exceptions, by the same first priority liens that will secure borrowings under the Amended Credit Agreement.

The Indenture includes customary redemption provisions, including, among others, the right to redeem the Notes, in whole or in part, (1) prior to October 15, 2028, at a price equal to 100% of the principal amount thereof plus a “make-whole” premium, and (2) on or after October 15, 2028, at the redemption prices set forth in the Indenture.

The Indenture contains customary restrictive covenants and events of default.

The foregoing summary of the Indenture is not complete and is qualified in its entirety by reference to the full text of the Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and incorporated herein by reference.

Credit Agreement Refinancing

On September 22, 2025, the Issuer entered into an amendment (the “Fifteenth Amendment”) to the Issuer’s existing first lien credit agreement (the “Existing Credit Agreement” and, as amended by the Fifteenth Amendment, the “Amended Credit Agreement”) providing for a refinancing term loan facility of $1,200.0 million with a seven-year term to maturity (the “New Term Loan Facility) and a refinancing five-year revolving credit facility (the “New Revolving Credit Facility” and, together with the New Term Loan Facility, the “New Senior Secured Credit Facilities”), which has initial commitments of $425.0 million and a five-year term.

The New Senior Secured Credit Facilities will be secured by substantially all of the assets of Parent and certain wholly owned subsidiaries of Parent, subject to certain exceptions.

Borrowings under the New Revolving Credit Facility will bear interest at a rate per annum equal to, at our option, either (x) the Adjusted Term SOFR Rate (as defined in the Amended Credit Agreement) plus 3.00% per annum, subject to 2 step downs to 2.75% and 2.50% per annum at First Lien Leverage Ratio (as defined in the Amended Credit Agreement) levels of 4.35:1.00 and 3.85:1.00, respectively, or (y) the Alternate Base Rate (as defined in the Amended Credit Agreement) plus 2.00% per annum, subject to 2 step downs to 1.75% and 1.50% per annum at First Lien Leverage Ratio levels of 4.35:1.00 and 3.85:1.00, respectively. In addition, we will be required to pay quarterly commitment fees on the average daily amount of the unutilized commitments under the New Revolving Credit Facility at a rate per annum based on the First Lien Leverage Ratio (as defined in the Amended Credit Agreement) as set forth in the Amended Credit Agreement.

Borrowings under the New Term Loan Facility will bear interest at a rate per annum equal to, at our option, either (x) the Adjusted Term SOFR Rate plus 3.25% per annum, subject to 1 step down to 3.00% per annum at Total Leverage Ratio level of 2.90:1.00 or (y) the Alternate Base Rate plus 2.25% per annum, subject to 1 step down to 2.00% per annum at Total Leverage Ratio level of 2.90:1.00.

The amortization rate for the New Term Loan Facility is equal to 0.25% per annum, payable in quarterly installments, and the first installment in respect of the New Term Loan Facility will be payable on March 31, 2026. The Amended Credit Agreement contains certain mandatory prepayment provisions with respect to certain asset sales, casualty events, nonpermitted debt and/or excess cash flow. The Amended Credit Agreement also contains customary prepayment provisions.

The obligations of the Issuer and the obligations of the guarantors (including Company) under the New Senior Secured Credit Facilities and certain hedging arrangements and cash management arrangements entered into with lenders under the New Senior Secured Credit Facilities (or affiliates thereof) and/or other counterparties will be secured by first-priority security interests in the collateral securing such facilities subject to certain exclusions set forth in the credit documentation governing the New Senior Secured Credit Facilities.

The Amended Credit Agreement contains customary restrictive covenants and events of default consistent with those in the Indenture governing the Notes.

The New Revolving Credit Facility also contains a financial covenant that, subject to the usage levels under the New Revolving Credit Facility, requires Issuer to maintain a first lien net leverage ratio of not more than 6.00:1.00. The financial covenant contains a customary term loan facility standstill and customary cure rights.

The Amended Credit Agreement contains certain customary affirmative covenants and events of default. If an event of default, as specified in the Amended Credit Agreement shall occur and be continuing, the borrowers thereunder may be required to repay all amounts outstanding under the New Senior Secured Credit Facilities.

The foregoing description of the Fifteenth Amendment is not complete and is qualified in its entirety by reference to the full text of the Fifteenth Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Indenture, dated as of September 22, 2025, by and among Lucky Strike Entertainment Corporation, Kingpin Intermediate Holdings LLC, as issuer, the other guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee and as notes collateral agent.
10.1	Fifteenth Amendment to the First Lien Credit Agreement, dated as of July 3, 2017, by and among Lucky Strike Entertainment Corporation (f/k/a Bowlero Corp.), Kingpin Intermediate Holdings LLC, as the borrower, JPMorgan Chase Bank, N.A., as the administrative agent, and the lenders from time to time party thereto, dated September 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUCKY STRIKE ENTERTAINMENT CORPORATION

Date: September 23, 2025	By:	/s/ Robert M. Lavan
	Name:	Robert M. Lavan
	Title:	Chief Financial Officer